YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

SEP ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:
https://www.cstproxy.com/sep-acquis/whm2023/

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD OF PUBLIC WARRANT HOLDERS

SEP ACQUISITION CORP. —

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS ____________________.

Please mark your votes like this X

Proposal 1 — The Warrant Amendment Proposal — To consider and vote upon an amendment to the Warrant Agreement, dated as of July 21, 2021, to provide that, upon closing of the Business Combination (the "Closing"), the then outstanding public warrants of SEP Acquisition Corp. ("SEPA") will be canceled and exchanged for the right to receive 450,336 shares of SEPA's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), (i.e., approximately 0.0499 shares of Class A Common Stock for each public warrant) and the then outstanding private placement warrants of SEPA will be canceled and exchanged for the right to receive 400,000 shares of Class A Common Stock (i.e., approximately 0.0499 shares of Class A Common Stock for each private placement warrant).

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal 2 — The Warrant Holders Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the Warrant Holders Meeting to a later date or dates, if necessary, (a) to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Warrant Amendment Proposal at the Warrant Holders Meeting or (b) if the board of directors of SEPA determines before the Warrant Holders Meeting that it is not necessary or no longer desirable to proceed with the proposals.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature______________________________ **Signature, if held jointly**__________________________________ **Date**____________, **2023**

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Public Warrant Holders to be held on , 2023

This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/sep-acquis/whm2023/

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE SPECIAL MEETING OF PUBLIC WARRANT HOLDERS OF

SEP ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The public warrant holder(s) hereby appoint(s) R. Andrew White and Winston Gilpin, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the public warrants of SEP ACQUISITION CORP. that the public warrant holder(s) is/are entitled to vote at the Special Meeting of Public Warrant Holders to be held at a.m. Central Time, on , 2023 virtually via live webcast at **https://www.cstproxy.com/sep-acquis/whm2023/**, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)